TLC VISION CORPORATION
OFFER TO PURCHASE FOR CASH
UP TO 20,000,000 COMMON SHARES
AT A PURCHASE PRICE BETWEEN US$5.75 AND US$6.25 PER SHARE

May 15, 2007

To Participants in the TLC Vision (USA) Corporation 401(k) Plan:

Enclosed for your consideration is an offer to purchase, dated May 11, 2007, in connection with a tender offer being conducted by TLC Vision Corporation. TLC is offering to purchase for cash up to 20,000,000 of its common shares from its shareholders. The tender offer will be conducted upon the terms and subject to the conditions set forth in the Offer to Purchase. TLC is inviting shareholders to tender shares at a price between US$5.75 and US$6.25 per share (the “purchase price”), without interest, upon the terms and subject to the conditions of the tender offer.

The TLC Vision (USA) Corporation 401(k) Plan (the “401(k) Plan”) holds TLC common shares in a unitized stock fund (the “TLC Stock Fund”). The trustee of the 401(k) Plan is the owner of record of all TLC common shares held by the 401(k) Plan in the TLC Stock Fund. As such, the 401(k) Plan trustee is the only one who can tender shares held by the 401(k) Plan. The 401(k) Plan trustee will tender shares held by the 401(k) Plan only if and to the extent it is directed by Plan participants.

Participants in the 401(k) Plan who hold units in the TLC Stock Fund in their 401(k) Plan accounts may participate in the tender offer by giving directions to the 401(k) Plan trustee. To participate in the tender offer, you must direct the 401(k) Plan trustee by completing and returning the attached instruction form. You must complete this form by specifying the percentage of the units you hold in the TLC Stock Fund you wish to tender and the share price at which you wish to have the TLC common shares attributable to such units purchased. If you select a Purchase Price Tender or you fail to specify a purchase price, you will be deemed to have selected a purchase price of US$5.75.

TO PARTICIPATE IN THE TENDER OFFER YOU MUST COMPLETE THIS FORM AND IT MUST BE RECEIVED BY CIBC MELLON TRUST COMPANY AT THE ADDRESS LISTED BELOW BY 5:00 P.M. ON THURSDAY, JUNE 14, 2007.

The purchase of shares by TLC is subject to proration if the number of common shares properly tendered and not withdrawn by shareholders exceeds 20 million shares. In such an event, common shares tendered by the 401(k) Plan trustee but not purchased will be returned to the TLC Stock Fund in the 401(k) Plan and additional units in the fund will be allocated to your 401(k) Plan account.

Please complete and return this form to instruct the 401(k) Plan trustee as to whether you wish the trustee to tender any or all of the TLC common shares attributable to the units you hold in the TLC Stock Fund on the terms and subject to the conditions of the tender offer and at what price you wish to tender these shares.

We call your attention to the following:

1. The purchase price is between US$5.75 and US$6.25 per share at your selection at $0.05 intervals, net to you in cash, without interest.

2. The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 4 of the offer to purchase.

3. CIBC Mellon Trust Company must receive this form by 5:00 p.m., Eastern time, on June 14, 2007, if you wish to participate in the tender offer.

4. The tender offer is for up to 20,000,000 shares, constituting approximately 29% of TLC’s shares outstanding as of May 4, 2007.

5. The board of directors of TLC has approved the tender offer. However, neither TLC nor its board of directors makes any recommendation to shareholders as to whether to tender or refrain from tendering their shares. Shareholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender.

If you wish to have the 401(k) Plan trustee tender any or all of the TLC common shares attributable to the units you hold in the TLC Stock Fund, please so instruct by completing, executing, detaching and returning to us the attached instruction form. If you authorize the 401(k) Plan trustee to tender on your behalf, it will tender the TLC common shares attributable to all of the units you hold in the TLC Stock Fund unless you specify otherwise on the attached instruction form.

If you elect to participate in this offer, you will not be able to make any trades in or out of the TLC Stock Fund after 4:00 p.m. (Eastern Time) on June 14, 2007 until the tender offer is concluded.

The tender offer is being made solely under the offer to purchase and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

For questions on completing the attached instruction form and participating in the tender offer, please contact Brian Andrew at TLC Vision Corporation at (636) 534-2300. Please return your completed instruction form to CIBC Mellon Trust Company at the following addresses:

By Mail
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario M5C 2K4
Attention: Corporate Restructures

By Hand and By Courier
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario M5L 1G9
Attention: Corporate Restructures

By Facsimile
(416) 643-3148

INSTRUCTION FORM FOR PARTICIPANTS IN THE
TLC VISION (USA) CORPORATION 401(k) PLAN
WITH RESPECT TO
TLC VISION CORPORATION’S
OFFER TO PURCHASE FOR CASH UP TO 20,000,000 COMMON SHARES
AT A PURCHASE PRICE OF BETWEEN US$5.75 AND US$6.25 PER SHARE

The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated May 11, 2007 of TLC Vision Corporation, a New Brunswick corporation, which, as may be amended and supplemented from time to time, constitutes the tender offer in connection with the tender offer by TLC to purchase up to 20,000,000 common shares at a price, without interest, of between US$5.25 and US$6.25 per share (the “purchase price”), upon the terms and subject to the conditions of the tender offer.

The undersigned hereby instructs the trustee of the TLC Vision (USA) Corporation 401(k) Plan to tender to TLC the TLC common shares attributable to the percentage of units the undersigned holds in the TLC Stock Fund in the 401(k) Plan indicated below or, if no percentage is indicated, 100% of such units, for the account of the undersigned, at a price per share indicated in Box B below if the undersigned has selected an Auction Tender in Box A or, if no price is indicated or if the undersigned has selected a Purchase Price Tender in Box A, at US$5.75, under the terms and subject to the conditions of the tender offer.

Percentage of units to be tendered by you:

                    %*

*	UNLESS OTHERWISE INDICATED, 100% OF THE UNITS HELD FOR YOUR ACCOUNT WILL BE TENDERED.

BOX A TYPE OF TENDER Check only one box.
Failure to complete Box A will result in you being deemed to have elected a Purchase Price Tender. Shares are being deposited hereby pursuant to:
☐ An Auction Tender (Please complete Box B)	☐ A Purchase Price Tender

BOX B AUCTION TENDER PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE TO BE DEPOSITED.

This box MUST be completed if Shares are being deposited pursuant to an Auction Tender. Failure to complete Box B will result in you being deemed to have elected a Purchase Price Tender.

Check the appropriate box to indicate the Auction Tender Price.
☐ US$5.75 ☐ US$5.80 ☐ US$5.85 ☐ US$5.90 ☐ US$5.95 ☐ US$6.00 ☐ US$6.05 ☐ US$6.10 ☐ US$6.15 ☐ US$6.20 ☐ US$6.25	CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, YOUR ELECTION WILL BE REJECTED.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX
Signature(s)

Dated          , 2007

Name(s) and address(es)
(Please Print)

Area Code and Telephone Number _ _

Taxpayer Identification or Social Security Number _ _

Please return this completed instruction form to CIBC Mellon Trust Company at the following addresses:

By Mail
P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario M5C 2K4
Attention: Corporate Restructures

By Hand and By Courier
199 Bay Street
Commerce Court West
Securities Level
Toronto, Ontario M5L 1G9
Attention: Corporate Restructures

By Facsimile
(416) 643-3148

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